================================================================================





                            -----------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

               Pursuant to Section 13 or 15(d) of the Securities
             Exchange Act of 1934 Date of Report (Date of earliest
                       event reported): December 22, 1998

                            -----------------------


                            MSX INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                   333-49821                38-3323099
----------------------------  --------------------  ---------------------------
(State or other jurisdiction    (Commission File         (I.R.S. Employer
      of incorporation)            Number)              Identification No.)



     275 Rex Boulevard Auburn Hills, Michigan                  48326
----------------------------------------------------  -------------------------
     (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code: (248) 299-1000














===============================================================================

Item 2.   Acquisition or Disposition of Assets

     Effective December 26, 1998, the Company consummated its acquisition of MegaTech Engineering, Inc. ("MEI") from JCI, pursuant to a stock purchase agreement dated as of December 22, 1998. Under the Stock Purchase Agreement, a wholly owned subsidiary of MSX International, Inc., purchased all of the outstanding shares of MEI from Becker Group, Inc., a wholly owned subsidiary of Johnson Controls, Inc. (the "Acquisition"). The Company did not assume any bank debt. The total purchase price for the stock of MEI was $30 million, with $15 million paid at the closing, provided by borrowings under the New Credit Facility. The remaining $15 million will be paid to JCI no later than June 30, 1999. The payment will be initially funded by bank borrowings under the existing Credit Facility which will be reduced by the proceeds from the sale of the real property acquired which is anticipated to be completed in July 1999. The Acquisition which was initially announced in a press release on December 23, 1998, was accounted for under the purchase method of accounting.

     MEI offers technical staffing and product development services specializing in vehicle interiors, HVAC, and electrical design. MEI's data management and prototype capabilities include laser scanning, fixture and secondary equipment design and construction, design verification and prototype parts. Founded in 1985, MEI has approximately 500 employees and contractors. Its primary facilities are located in Warren, Michigan.

Item 7.   Financial Statements, Pro Forma Information and Exhibits

   (a) Financial Statements:

     The following financial statements of the business acquired are attached hereto:

MegaTech Engineering, Inc.
Report of Independent Accountants..............................................................................4
Balance Sheets December 26, 1998 and December 31, 1997.........................................................5
Statement of Operations for the years ended December 26, 1998 and December 31, 1997 and 1996...................6
Statement of Cash Flows for the years ended December 26, 1998 and December 31, 1997 and 1996...................7
Statement of Shareholders' Equity for the years ended December 26, 1998 and December 31, 1997 and 1996.........8
Notes to Combined Financial Statements.........................................................................9

   (b) Pro Forma Consolidated Financial Data

Pro Forma Financial Data......................................................................................14
Pro Forma Consolidated Income Statement Fiscal Year Ended January 3, 1999 (unaudited).........................15
Notes to Pro Forma Consolidated Financial Information.........................................................16

   (c) Exhibits

Exhibit 2.1 Stock Purchase Agreement dated as of December 22, 1998 among MegaTech Engineering, Inc., Becker Group, Inc. and MSX International Engineering Services, Inc.

Exhibit 99.1 Press Release issued by MSX International, Inc. on December 23, 1998.(1)


--------
(1) Incorporated by reference to MSX International's Current Report on Form 8-K filed January 6, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                     MSX INTERNATIONAL, INC.




Dated: June 30, 1999                 By: /s/ Frederick K. Minturn
                                        ---------------------------------------
                                        Frederick K. Minturn
                                        Executive Vice President, Chief
                                          Financial Officer

Item 7(a) Financial Statements:

                           MEGATECH ENGINEERING, INC.
                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
MSX International, Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of MegaTech Engineering, Inc. at December 26, 1998 and December 31, 1997, and the results of its operations and its cash flows for the years ended December 26, 1998 and December 31, 1997 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 18, 1999

                           MEGATECH ENGINEERING, INC.
                            COMBINED BALANCE SHEETS
                 as of December 26, 1998 and December 31, 1997


                                                                                         December 26,     December 31,
                                                                                             1998             1997
                                                                                         ------------     ------------
                                                                                             (dollars in thousands)

ASSETS
Current assets:
   Cash................................................................................. $        --      $      147
   Accounts receivable (net of allowance for doubtful accounts of $114 and $0 at
      December 26, 1998 and December 31, 1997, respectively)............................       8,569           6,009
   Prepaid expenses and other current assets............................................         120             475
   Federal income tax refund receivable.................................................          --           1,220
   Deferred income taxes................................................................         201             253
                                                                                         -----------      ----------
      Total current assets..............................................................       8,890           8,104
Property, plant & equipment, net........................................................      21,535           3,391
Investment in EASi MegaTech Engineering LLC.............................................          --           1,738
Deferred income taxes...................................................................       1,096           1,251
Other long-term assets..................................................................          24             141
                                                                                         -----------      ----------
      Total assets...................................................................... $    31,545      $   14,625
                                                                                         ===========      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current portion of long-term debt.................................................... $        --      $      566
   Cash overdraft.......................................................................         304             105
   Accounts payable.....................................................................         728           1,847
   Accrued payroll and benefits.........................................................         950             596
   Accrued expenses.....................................................................       1,081           1,256
                                                                                         -----------      ----------
      Total current liabilities.........................................................       3,151           4,370
Long-term debt..........................................................................          --           2,750
Stockholder's equity:
   Common stock.........................................................................          78              78
   Additional paid-in capital...........................................................         935             935
   Retained earnings....................................................................      15,579          15,004
   Other comprehensive loss.............................................................          --            (104)
   Net investment and advances from (to) affiliates.....................................      11,890          (8,408)
                                                                                         -----------      ----------
      Stockholder's equity..............................................................      28,482           7,505
                                                                                         -----------      ----------
      Total liabilities and stockholders' equity                                         $    31,545      $   14,625
                                                                                         ===========      ==========


              The accompanying notes are an integral part of the
                         combined financial statements

                           MEGATECH ENGINEERING, INC.
                       COMBINED STATEMENT OF OPERATIONS
      for the years ended December 26, 1998 and December 31, 1997 and 1996


                                                                      1998         1997         1996
                                                                   ---------    ---------    ---------
                                                                        (dollars in thousands)

Net sales.......................................................   $  44,135    $  44,759    $  48,768
Rental income...................................................       4,474        4,003        3,983
                                                                   ---------    ---------    ---------
   Total revenue................................................      48,609       48,762       52,751
Cost of sales...................................................      39,937       44,270       42,068
                                                                   ---------    ---------    ---------
      Gross profit..............................................       8,672        4,492       10,683
Selling, general and administrative expenses....................       6,562        8,808        8,025
Michigan Single Business Tax....................................         522          408          587
                                                                   ---------    ---------    ---------
      Operating income (loss)...................................       1,588       (4,724)       2,071
Other income (expense), net:
   Equity in net loss of EASi MegaTech LLC......................        (280)         (99)        (133)
   Interest income (expense), net...............................         (66)         464          754
   Other income.................................................          --            5          281
                                                                   ---------    ---------    ---------
                                                                        (346)         370          902
                                                                   ---------    ---------    ---------
      Income (loss) before income tax provision (benefit).......       1,242       (4,354)       2,973
Income tax provision (benefit)..................................         667       (1,610)       1,035
                                                                   ---------    ---------    ---------
      Net income (loss).........................................   $     575    $  (2,744)   $   1,938
                                                                   =========    =========    =========


              The accompanying notes are an integral part of the
                         combined financial statements

                           MEGATECH ENGINEERING, INC.
                            STATEMENT OF CASH FLOWS
      for the years ended December 26, 1998 and December 31, 1997 and 1996


                                                                                     1998         1997         1996
                                                                                  ---------    ---------    ---------
                                                                                       (dollars in thousands)

Operating activities:
   Net income (loss)                                                              $     575    $  (2,744)   $   1,938
   Adjustments to reconcile net income (loss) to net cash from (used for)
      operating activities:
   Depreciation................................................................       1,492        1,476        1,359
   Deferred taxes..............................................................         206         (492)        (207)
   Equity in net loss of EASi MegaTech Engineering LLC.........................         280           99          133
   Federal income tax refund...................................................                   (1,220)          --
   (Increase) decrease in accounts receivable, net.............................      (1,682)         430          (75)
   (Increase) decrease in prepaid expenses and other assets....................         160         (385)          27
   Increase (decrease) in accounts payable.....................................        (422)         765         (823)
   Increase (decrease) in accrued payroll and benefits.........................          89       (1,721)         142
   Increase (decrease) in accrued expenses.....................................         385          241         (793)
                                                                                  ---------    ---------    ---------
   Net cash provided by (used for) operating activities........................       1,083       (3,551)       1,701
                                                                                  ---------    ---------    ---------
Investing activities:
   Purchases of equipment......................................................       1,051       (1,236)      (1,572)
   Investment in EASi MegaTech Engineering LLC.................................          --         (151)      (1,818)
                                                                                  ---------    ---------    ---------
   Net cash used in investing activities.......................................      (1,051)      (1,387)      (3,390)
                                                                                  ---------    ---------    ---------
Financing activities:
   Net investment and advances from affiliate..................................          31        5,904        1,752
   Payments on long term debt..................................................        (513)         (44)          --
   Dividends...................................................................          --         (840)          --
   Cash overdraft..............................................................         199         (160)         265
                                                                                  ---------    ---------    ---------
   Net cash provided by financing activities...................................        (283)       4,860        2,017
                                                                                  ---------    ---------    ---------
Effect of foreign exchange rates on cash.......................................         104          (66)         (38)

Net increase (decrease) in cash................................................        (147)        (144)         290

Cash, beginning of period......................................................         147          291            1
                                                                                  ---------    ---------    ---------
Cash, end of period............................................................   $       0    $     147    $     291
                                                                                  =========    =========    =========
Supplemental cash flow information:

     Non-cash transactions

     Seller contributed assets, net............................................   $  21,214    $      --    $      --
                                                                                  =========    =========    =========


              The accompanying notes are an integral part of the
                         combined financial statements

                           MEGATECH ENGINEERING, INC.
                  COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
      for the years ended December 26, 1998 and December 31, 1997 and 1996



                                                  Additional                         Other         Net Investments
                                                    Paid-in                       Comprehensive   and Advances (to)
                                   Common Stock     Capital   Retained Earnings   Income (Loss)     from Affiliates       Total
                                   ------------   ----------  -----------------   -------------   ------------------   ------------


Balance, December 31, 1996.......  $        78    $     935   $     21,948        $       (38)    $    (14,312)        $    8,611
   Net loss......................                                   (2,744)                                                (2,744)
   Other comprehensive loss......                                                         (66)                                (66)
                                                                                                                       ----------
Total comprehensive loss.........                                                                                          (2,810)
Dividends paid...................                                   (4,200)                                                (4,200)
Other net advances from affiliate                                                                        5,904              5,904
                                   -----------    --------    ------------        -----------     ------------         ----------

Balance, December 31, 1997.......           78          935         15,004               (104)          (8,408)             7,505
Net income.......................                                      575                                                    575
Other comprehensive income.......                                                         104                                 104
                                                                                                                       ----------
Total comprehensive income.......                                                                                             679

Seller contributed assets, net...                                                                       21,214             21,214

Other net advances to affiliate..                                                                        (916)               (916)
                                   -----------    --------    ------------        -----------     ------------         ----------
 Balance, December 26, 1998......  $        78    $    935    $     15,579        $         0     $     11,890         $   28,482
                                   ===========    ========    ============        ===========     ============         ==========


              The accompanying notes are an integral part of the
                         combined financial statements

                           MEGATECH ENGINEERING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Organization and Operations:

     MegaTech Engineering, Inc. ("MEI") offers technical staffing and product development services specializing in vehicle interiors, HVAC and electrical design.

2.   Summary of Significant Accounting Policies:

     a. Basis of Preparation: MEI was affiliated with Becker Group, Inc. ("Becker") through common stock ownership and management. The Company was included in the consolidating financial statements of Becker through June 30, 1998. Effective June 30, 1998, Becker was acquired by JCI. Subsequent to December 26, 1998, MEI was sold by JCI to MSX International, Inc. ("MSXI"). These financial statements include the accounts of the following companies and operations (collectively, MEI), all affiliated through common stock ownership and management that are engaged in the similar lines of business.

     MegaTech Engineering, Inc.

     MegaTech Engineering Europe GmbH

     Tooling Concepts (From December 22, 1998)

     Intercompany transactions and accounts have been eliminated.

     b. Revenue and Cost Recognition: Revenue consists of amounts recognized on time and material and fixed price contracts. Revenue from time and material contracts is based on time incurred at agreed upon billing rates. Revenue from fixed priced contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract.

     Contract costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     c. Property, Plant and Equipment: Property, plant and equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life. Upon retirement or disposal of property, plant and equipment, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Repair and maintenance costs are charged to expense as incurred.

              NOTES TO COMBINED FINANCIAL STATEMENTS, (CONTINUED}

     d. Investment: The investment in EASi MegaTech Engineering LLC was a joint venture between Engineering Analysis Services, Inc. and MEI. Joint venture earnings and losses were recorded based on the provisions of the joint venture agreement.

     e. Foreign Currency Translation: The financial statements of foreign subsidiaries and affiliates are translated into U.S. dollars using the current exchange rate with the effects of translation adjustments included as other comprehensive income (loss). Revenues and expenses are translated at the average rates of exchange during the period. Gains and losses on foreign currency transactions are not significant.

     f. Income Taxes: Income tax expense and credits are computed on a separate return basis. Deferred income taxes result principally from temporary differences in the bases of assets and liabilities for tax and reporting purposes.

     g. Selling, General and Administrative Expenses: Selling, general and administrative expenses include costs for various corporate support staff, administration services and group costs charged to MEI by Becker and JCI. The charges aggregated $1,302, $3,707 and $3,387 in 1998, 1997 and 1996, respectively. The related advances are included in net investment and advances in the accompanying balance sheets.

     h. Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the amounts reported in MEI's combined financial statements and accompanying notes. Actual results may differ from these estimates.

3.   Accounts Receivable:

     Receivables arise from services provided pursuant to contracts or agreements with customers for such services. The primary users of MEI's services are manufacturers in the automotive industry. At December 26, 1998 and December 31, 1997, General Motors, accounted for approximately 79 percent and
77 percent of MEI's accounts receivable balance, respectively. General Motors also accounted for 85.4 percent, 83.3 percent and 72.9 percent of total sales of 1998, 1997 and 1996, respectively.

     Accounts receivable include both billed and unbilled receivables. Unbilled receivables which consist of amounts for services rendered under time and materials contracts which have not yet been billed and amounts for services rendered under fixed price contracts in excess of amounts already billed, totalled $3,275 and $1,039 as of December 26, 1998 and December 31, 1997, respectively. All such billings can be rendered and should be collected within the ensuing year. MEI generally does not bill in advance of providing services.

4.   Property, Plant and Equipment:

     Property, plant and equipment as of December 26, 1998 and December 31, 1997 consisted of the following:

                                                             1998       1997
                                                          ---------  ---------
Land....................................................  $   2,419  $     --
Land improvements.......................................        547        --
Buildings...............................................     15,828        --
Machinery and computer equipment........................      9,515     3,778
Office equipment........................................      1,705     1,898
Computer software.......................................        488        --
Leasehold improvements..................................      5,613     4,561
                                                          ---------  --------
                                                             36,115    10,237
   Less accumulated depreciation.......................      14,580     6,846
                                                          ---------  --------
                                                          $  21,535  $  3,391
                                                          =========  ========

5.   Accrued Expenses:

     Accrued expenses consist of the following at December 26, 1998 and December 31, 1997 respectively:


                                                          1998         1997
                                                      -----------   -----------
Accrued health insurance............................  $      363    $      595
Accrued taxes.......................................         625          (151)
Other...............................................          92           510
                                                      ----------    ----------
                                                      $    1,081    $    1,256
                                                      ==========    ==========

6.   Income Taxes:

     The provision for income taxes for the years ended December 26, 1997, and December 31, 1997 and 1996 are as follows:

                                                                  1998         1997           1996
                                                              -----------   -----------   -----------


Income (loss) before income tax provision (benefit)
      Domestic............................................... $        6    $  (3,548)    $    2,928
      Foreign................................................      1,236         (806)            45
                                                              ----------    ---------     ----------
                                                              $    1,242    $  (4,354)    $    2,973
                                                              ==========    =========     ==========
Income tax provision (benefit)
   Current
      Domestic............................................... $      236    $  (1,118)    $    1,218
      Foreign................................................        225           --             24
   Deferred
      Domestic...............................................       (221)         (65)          (207)
      Foreign................................................        427         (427)            --
                                                              ----------    ---------     ----------
                                                              $      667    $  (1,610)    $    1,035
                                                              ==========    =========     ==========

U.S. federal statutory rate                                          34%          34%            34%
Provision (benefit) at U.S. statutory rate................... $      422     $ (1,481)    $    1,011
Higher effective foreign tax rate............................        235         (153)            --
Other........................................................         10           24             24
                                                              ----------    ---------     ----------
      Income tax provision (benefit)                          $      667    $  (1,610)    $    1,035
                                                              ==========    =========     ==========
Deferred tax assets:
   Property and equipment.................................... $    1,091    $     819     $      586
   Accrued liabilities.......................................        240          245            420
   Accounts receivable.......................................         39           --             --
   Net operating loss carryforward...........................         --          427             --
   Other.....................................................        (73)          13              6
                                                              ----------    ---------     ----------
      Net deferred tax asset                                  $    1,297    $   1,504     $    1,012
                                                              ==========    =========     ==========


7.   Commitments:

     The Company leases certain office and data processing equipment. The leases expire on various dates through 2000. Future minimum lease commitments in effect at December 26, 1998 under all noncancellable operating leases are as follows:

                                                                      Operating
                                                                       Leases
                                                                      ---------

Year ended December 31:
   1999.............................................................. $     902
   2000..............................................................       250
                                                                      ---------
                                                                      $   1,152
                                                                      =========

     Rent expense was approximately $1,766, $2,919 and $2,400 for the years ended December 26, 1998 and December 31, 1997 and 1996, respectively.

     MEI owns approximately 210,000 square feet of office and storage space which it leases to its primary customer, General Motors. Rental income resulting from these leases totaled $4.5 million, $4.0 million and $4.0 million for the fiscal year ended December 26, 1998 and for the years ended December 31, 1997 and 1996, respectively.

8.   Related-Party Transactions:

     Concurrent with the sale, effective December 26, 1998, of MEI to MSXI, the seller contributed the net assets of certain businesses to MEI and retained certain net assets not acquired by MSXI. The book value of net assets contributed to MEI aggregate $21,214.

     Included in accounts receivable are amounts due from various affiliates aggregating $773 and $1,426 at December 26, 1998 and December 31, 1997, respectively. Included in accounts payable are amounts due to various affiliates aggregating $50 and $593 at December 26, 1998 and December 31, 1997, respectively.

9.   Subsequent Event:

     JCI entered into an agreement dated December 22, 1998, whereby JCI sold all of the shares of MEI to MSXI, effective December 26, 1998. The sales price was in excess of book value.

     No effect has been given to this transaction in the accompanying financial statements.

Item 7(b) Pro Forma Consolidated Financial Data

                           PRO FORMA FINANCIAL DATA


The following unaudited pro forma financial data has been derived from the audited consolidated financial statements of MSXI for the fiscal year ended January 3, 1999 and from the audited financial statements of MegaTech Engineering, Inc. (MEI) for the year ended December 26, 1998.

The Company acquired MEI on December 22, 1998 (the "Acquisition"). The pro forma information gives effect to the Acquisition as described in the notes to the unaudited pro forma consolidated financial data.

The unaudited pro forma consolidated income statement gives effect to the Acquisition as if the transaction had occurred on December 29, 1997. The unaudited pro forma consolidated financial data do not purport to represent what the Company's results of operations or financial position would actually have been had these transactions occurred at such times. This data also does not purport to project the Company's results of operations or financial position for or at any future period of date.

The unaudited pro forma consolidated financial data should be read in conjunction with the related historical financial statements and the notes thereto.

                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                       Fiscal Year Ended January 3, 1999



                                             MSXI               MegaTech         Pro Forma Adjustments       Pro Forma
                                            --------------   --------------      ---------------------     -------------
                                                                   (Dollars in Thousands)

Income Statement
Net Sales...............................    $    1,081,042   $     48,609        $        7,989  (A)
                                                                                        (11,849) (B)       $  1,125,791
Cost of Sales...........................         (997,014)        (39,937)                  (86) (C)
                                            --------------   ------------                (7,509) (A)
                                                                                          8,444  (B)         (1,036,102)
                                                                                                              ---------
Gross Profit............................           84,028           8,672                                        89,689
SG&A....................................          (57,257)         (6,562)               (1,292) (A)
                                                                                          1,748  (D)
                                                                                           (150) (E)
                                                                                          2,177  (B)
                                                                                            431  (F)            (60,905)
MSBT....................................           (3,516)           (522)                  (33) (A)              4,071
                                            --------------   ------------                                  ------------
Operating income........................           23,255           1,588                                        24,713
Interest income (expense), net..........          (17,416)            (66)                   74  (G)
                                                                                         (1,200) (H)
                                                                                             (8) (B)            (18,616)
Equity in net loss of EASi
   MegaTech Engineering LLC.............                             (280)                 (280) (I)       ------------
                                            --------------   ------------
Income before income taxes..............            5,839           1,242                                         6,097
Income tax provision....................           (3,068)           (667)                  256  (J)
                                            --------------   ------------                   172  (B)             (3,307)
Net Income..............................    $        2,771   $        575                                  $      2,790
                                            --------------   ------------                                  ------------

Other Data
EBITDA (K)..............................    $       40,369   $      3,322                                  $     44,024
Capital expenditures....................    $       11,559   $      3,019                                  $     14,578
Depreciation and amortization...........    $       13,598   $      1,492                                  $     15,240

Ratio of EBITDA to interest income (expense), net.................................................          2.4x
Ratio of earnings to fixed charges (L)............................................................          1.2x

            NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(A) Record the results of operations of Tooling Concepts, a division of JCI, transferred to MegaTech prior to the acquisition of MegaTech by MSXI.

(B) Eliminate the results of operations of MegaTech Engineering GmbH, transferred from MegaTech prior to to the acquisition of MegaTech by MSXI.

(C) Adjust rental expense to reflect new contractual agreements negotiated in connection with the MegaTech Acquisition.

(D) Eliminate certain corporate costs for compensation expenses, corporate interest, aircraft charges and other costs which relate to portions of the MegaTech business that were not acquired by MSXI.

(E) Record amortization of the aggregate goodwill of $5.4 million resulting from the acquisition over an estimated useful life of 30 years.

(F) Eliminate costs associated with buildings not acquired with the MegaTech Acquisition.

(G) Eliminate net interest expense related to the historical financing of the acquired businesses.

(H) Record interest expense associated with borrowings of $15 million under the Credit Facility used to finance the acquisition at an assumed annual interest rate of 8.0% which is based on the interest rates in effect at the date of the acquisition.

     The impact on interest expense of a 1/8 of 1% change in the interest rate related to the Credit Facility is approximately $19,000 on an annual basis.

(I) Eliminate the operating loss of EASi MegaTech Engineering LLC, an equity investee, which was not acquired with the MegaTech Acquisition.

(J) Record the income tax benefit resulting from the pro forma adjustments related to the acquisition at an assumed effective income tax rate of 34%.

(K) EBITDA represents income before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax, and other income (expense), net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(L) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes and fixed charges. Fixed charges consist of interest expense, an assumed interest component of operating leases and amortization of deferred financing costs.



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